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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT of 1934


                                 April 15, 2004
                                 --------------
                        (Date of earliest event reported)


                         PARKVALE FINANCIAL CORPORATION
                         ------------------------------
                          (Exact name of Registrant as
                            Specified in its Charter)


 Pennsylvania                     000-17411                  25-1556590
 ------------                     ---------                  ----------
(State or Other                  (Commission                 (IRS Employer
Jurisdiction of                  File Number)                Identification No.)
Incorporation)


      4220 William Penn Highway
      Monroeville, Pennsylvania                                     15146
      -------------------------                                     -----
(Address of Principal Executive Offices)                          (Zip Code)


                         Registrant's telephone number,
                       including area code:(412) 373-7200










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Item 5.  Other Events

Attached as Exhibit 99.1 is an earnings release for the three and nine months ended March 31, 2004. For the quarter ended March 31, 2004, the Company reported net income of $2.7 million compared to net income of $2.7 million for the quarter ended March 31, 2003. For the nine months ended March 31, 2004, the Company reported net income of $7.8 million compared to net income of $8.1 million for the nine months ended March 31, 2003.


Item 7(c).  Exhibits

99.1   Press Release of Parkvale Financial Corporation dated April 15, 2004.





























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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 21, 2004                       Parkvale Financial Corporation
                                             (Registrant)



                                     By: /s/ Robert J. McCarthy, Jr
                                         --------------------------
                                         Robert J. McCarthy, Jr.
                                         President and Chief Executive Officer



                                     By: /s/ Timothy G. Rubritz
                                         ----------------------
                                         Timothy G. Rubritz
                                         Vice President and Chief Financial
                                         Officer